Exhibit 99.1

Veritas Farms, Inc (OTCQB:VFRM) Reports Financial Results for Quarter Ended September 30, 2020

Fort Lauderdale, FL, Nov. 25th, 2020, Veritas Farms, Inc. (OTCQB: VFRM) (“Veritas Farms” or the “Company”), a vertically integrated agribusiness focused on the production of full spectrum hemp oil products with naturally occurring cannabinoids, is pleased to announce that the Company has reported its operating results for the quarter and nine months ended September 30, 2020, through the filing of its Quarterly Report on Form 10-Q with the SEC. The report, as well as the Company’s other periodic filings with the SEC, may be viewed at www.sec.gov.

Selected Financial Highlights – Nine Months Ended September 30, 2020, and Quarter Ended September 30, 2020

•	Total Revenue of $1,466,824 in Q3-2020 vs $1,215,810 in Q3 2019, an increase of 21%
•	Total Revenue of $4,830,523 in 2020 vs $5,712,085 in 2019, lower by 16%
•	Ecommerce Sales of $766,877 in Q3-2020 vs $431,448 in Q3-2019, an increase of 78%
•	Ecommerce Sales of $2,120,288 in 2020 vs $1,082,343 in 2019, an increase of 96%
•	Gross profit of $892,547 in Q3-2020 vs $495,058 in Q3-2019, an increase of 80%
•	Inventory of $6,449,956 in Q3-2020 vs $5,643,775 in Q3-2019, an increase of 14%
•	Cost of sales of $574,277 in Q3-2020 vs $720,752 in Q3-2019, a decrease of 20%

Selected Business Highlights – Quarter Ended September 30, 2020

•	During the quarter Veritas Farms remained a top 5 brand in the Food Class of Trade, up 10% in dollars over 13 weeks in IRI data
•	Signed a Memorandum of Understanding with Pure Research Products for Del-Immune line of products
•	Announced addition of Robert Schweitzer to Board of Directors
•	Announced addition of Tom Vickers to Board of Directors
~~•~~	Increased retail doors by 590 with total doors to over 8,000 selling the Veritas Farms product line
•	Gained distribution of Veritas Pet line at Kinney Drug
•	Implemented distribution agreement with DSD Kiosk Company to expand Veritas Farms in 3 major chains
•	Launched Veritas Hand Sanitizer at Wegmans and Kinney Drug

Alexander M. Salgado, CEO, and co-founder of Veritas Farms, commented, “Ecommerce has continued its strong growth during COVID-19 both with Q3-2020 vs Q3-2019 growth of 78% and 2020 YTD vs 2019 YTD growth of 96%. This growth has helped counterbalance BTB retail, which remains sluggish, though we are seeing signs of improvement. Large chains are adding more retail doors that carry Veritas Farms products, expanding our footprint particularly with the Pet and Beauty product lines.”

About Veritas Farms, Inc.

Veritas Farms, Inc. (OTCQB: VFRM) is a vertically integrated agribusiness focused on producing superior quality, whole-plant, full spectrum hemp oils and extracts containing naturally occurring cannabinoids.  The Company currently owns and operates a 140-acre farm and production facilities in Pueblo, Colorado, and is registered with the Colorado Department of Agriculture to grow industrial hemp.  The Company markets and sells products under its Veritas Farms™ brand and manufactures private label products for a number of leading distributors and retailers.

Veritas Farms™ brand full spectrum hemp oil products include vegan capsules, tinctures, formulations for sublingual applications and infused edibles, lotions, salves, and oral syringes in a variety of size formats and flavors.  All Veritas Farms™ brand products are third-party laboratory tested for strength and purity.  The Company files periodic reports with the Securities and Exchange Commission, which can be viewed at www.sec.gov.

For additional information and online product purchase, visit www.theveritasfarms.com.

Veritas Farms, Inc. - Investor Contact

Toll-Free: (833) 691-4367

E-mail: ir@theveritasfarms.com

Veritas Farms, Inc. - Social Media

Instagram:  www.instagram.com/veritasfarmsofficial/

Facebook: www.facebook.com/VeritasFarmsOfficial/

LinkedIn: www.linkedin.com/company/veritasfarms/

Twitter: www.twitter.com/theveritasfarms

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical fact, including those with respect to the Company’s mission statement and growth strategy, are “forward-looking statements.”  Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct.  These forward-looking statements involve many risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated.  Potential risks and uncertainties include, among others, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; and the ability to obtain necessary financing on acceptable terms or at all.  Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission.  The Company assumes no obligation to update any of the information contained or referenced in this press release.